As filed with the Securities and Exchange Commission on September 2, 1997
                                                    Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  AMETEK, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                14-1682544
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)              Identification Number)


                                 Station Square
                            Paoli, Pennsylvania 19301
                                 (610) 647-2121
                    (Address of Principal Executive Offices)


                    1997 Stock Incentive Plan of AMETEK, Inc.
                            (Full title of the plan)

                                JOHN J. MOLINELLI
                             Chief Financial Officer
                                  AMETEK, INC.
                                 Station Square
                            Paoli, Pennsylvania 19301
                     (Name and address of agent for service)

                                 (610) 647-2121
          (Telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
                             DAVID H. KAUFMAN, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982
                                 (212) 806-5400

                         CALCULATION OF REGISTRATION FEE

Title of Each                    Amount to be                    Proposed                     Proposed                 Amount of
  Class of                       Registered                      Maximum                       Maximum                Registration
Securities to be                                                 Offering                     Aggregate                  Fee
 Registered                                                  Price Per Share (2)           Offering Price (2)


Common Stock, par
   value                         3,800,000 (1)                   $22.21                      $84,398,000.00            $25,575.15
$.01 per share

 Associated Rights
   to purchase
 Series A Junior                 3,800,000 (1)                     (3)                           (3)                      (3)
 Participating
Preferred Stock

(1)       Represents the shares of Common Stock issuable pursuant to the 1997
          Stock Incentive Plan of AMETEK, Inc. In addition, pursuant to Rule
          416(a) H under the Securities Act of 1933, as amended (the "Securities
          Act"), this Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to rules 457(c) and 457(h) under the Securities Act.

(3)       The Associated Rights to purchase Series A Junior Participating
          Preferred Stock (a "Right") are attached to and trade with the shares of Common Stock. No additional consideration, other than that which is otherwise payable for the Common Stock, is payable with respect to the Rights.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note:     The documents containing the information specified
                  in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.

         This Registration Statement on Form S-8 of AMETEK, Inc., a Delaware corporation (the "Registrant"), covers 3,800,000 shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock") and the Rights which are attached to and trade with the Common Stock, reserved for issuance under the 1997 Stock Incentive Plan of AMETEK, Inc. (the "Plan").

         If necessary for a prospectus to be used for reoffers of the Registrant's Common Stock acquired pursuant to the Plan, a prospectus prepared in accordance with the requirements of Form S-3 will be filed as part of this Registration Statement by means of a post-effective amendment hereto.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

          The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's Registration Statement on Form 10 (File No. 1-12981), declared effective June 30, 1997, filed with the Commission to register such Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including the description of the Registrant's Common Stock contained in Item 11 thereto);

     (b)  The Registrant's Current Report on Form 8-K dated July 31, 1997;

     (c) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997; and

     (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to the date hereof.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.        Description of Securities.

         Not applicable.


Item 5.        Interests of Named Experts and Counsel.

         Lewis G. Cole, a director of the Registrant, is a member of Stroock & Stroock & Lavan LLP counsel for the Registrant, David H. Kaufman, an Assistant Secretary of the Registrant, is a member of Stroock & Stroock & Lavan LLP, and Mr. Cole and various other members and associates of Stroock & Stroock & Lavan LLP are beneficial owners of shares of the Registrant's Common Stock.


Item 6.        Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.

          The Registrant's Certificate of Incorporation (the "Certificate") and Bylaws provide that the Registrant shall indemnify, to the full extent authorized or permitted by law (as now or hereafter in effect), any person involved, or threatened to be involved, including, without limitation as a party or witness, in any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person (including the heirs, executors, administrators or estate of such person), is or was a director, officer, employee or agent of the Registrant or by reason of the fact that such director or officer, at the request of the Registrant is or was serving at any other corporation, partnership, joint venture, trust or other entity, in any capacity. The Registrant's Certificate and Bylaws further provide that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, to the fullest extent permitted under applicable law as then in effect. In addition, the Registrant's Certificate and Bylaws provide that the Registrant may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

         Moreover, the Registrant's Certificate further provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Registrant, except a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases); or (iv) any transaction from which the director derived an improper personal benefit. This provision does not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

         The Registrant maintains officer's and director's liability insurance with policy limits of $50,000,000 insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made by the Registrant to such officers and directors.

         Pursuant to Indemnity Agreements between the Registrant and its directors and officers, the Registrant has agreed to indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.


Item 7.        Exemption from Registration Claimed.

         Not Applicable.


Item 8.         Exhibits.

          4.1*      1997 Stock Incentive Plan.

          5.1* Opinion of Stroock & Stroock & Lavan LLP as to the legality of the securities being offered.

          23.1* Consent of Ernst & Young LLP with respect to financial statements of the Registrant.

          23.2*     Consent of Stroock & Stroock & Lavan LLP (included in
                    Exhibit 5.1).

          24.1* Powers of Attorney (included on p. II-4 of this Registration Statement).


         *     Filed herewith.

Item 9.        Undertakings.

          (a)       The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material changes to such information in the Registration Statement;

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paoli, State of Pennsylvania on the 29th day of August, 1997.


                                                  AMETEK, INC.


                                                  By: _/s/ Walter E. Blankley
                                                      Walter E. Blankley
                                                      Chairman of the Board and
                                                      Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitute and appoints John J. Molinelli and Lewis G. Cole, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of August, 1997.

    Signature                              Capacity


/s/ Walter E. Blankeley                    Chairman of the
Walter E. Blankley                         Board and Chief Executive Officer


/s/ Frank S. Hermance                      President and Chief Operating Officer
Frank S. Hermance


/s/ John J. Molinelli                      Senior Vice President--
John J. Molinelli                          Chief Financial Officer
                                           (Principal Financial Officer)


/s/ Robert R. Mandos, Jr.                  Comptroller
Robert R. Mandos, Jr.                      (Principal Accounting
Officer)


/s/ Lewis G . Cole                         Director
Lewis G. Cole

/s/ Helmut N. Friedlaender                 Director
Helmut N. Friedlaender


Sheldon S. Gordon                          Director


/s/ Charles D. Klein                       Director
Charles D. Klein


/s/James R. Malone                         Director
James D. Malone

                                           Director
David P. Steinmann


/s/ Elizabeth R. Varet                     Director
Elizabeth R. Varet

                                  EXHIBIT INDEX


Exhibit No.             Description                                   Page

4.1*                    1997 Stock Incentive Plan.

5.1*                    Opinion of Stroock & Stroock & Lavan
                        LLP as to the legality of the
                        securities being offered.

23.1*                   Consent of Ernst & Young LLP with
                        respect to financial statements of
                        the  Registrant.

23.3*                   Consent of Stroock & Stroock & Lavan LLP (included in
                        Exhibit 5.1).

24.1* Powers of Attorney (included on p. II-4 of this Registration Statement).

*  Filed herewith.